      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 1998
                                                Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------


                                            3333 HOLDING CORPORATION AND
     CENTEX CORPORATION                    CENTEX DEVELOPMENT COMPANY, L.P.
  (Exact name of registrant                  (Exact name of registrants
 as specified in its charter)               as specified in their charters)

           NEVADA                          NEVADA AND DELAWARE, RESPECTIVELY
(State or other jurisdiction of             (State or other jurisdiction of
 incorporation or organization)               incorporation or organization)

          75-0778259                    75-2178860 and 75-2168471, RESPECTIVELY
       (I.R.S. Employer                   (I.R.S. Employer Identification No.)
      Identification No.)

      2728 NORTH HARWOOD                            2728 NORTH HARWOOD
      DALLAS, TEXAS 75201                           DALLAS, TEXAS 75201
(Address of principal executive              (Address of principal executive
 offices, including zip code)                  offices, including zip code)


                              --------------------

                    CENTEX CORPORATION 1998 STOCK OPTION PLAN
                            (Full title of the plan)

                                RAYMOND G. SMERGE
           EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER AND SECRETARY
                               2728 NORTH HARWOOD
                               DALLAS, TEXAS 75201
                     (Name and address of agent for service)

                                 (214) 981-5000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                    Proposed maximum   Proposed maximum
          Title of                               Amount to be     offering price per   aggregate offering       Amount of
securities to be registered                      registered           share (1)             price (1)        registration fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.25 par value
per share                                     1,000,000 shares       $35.21875             $35,218,750          $10,390
------------------------------------------------------------------------------------------------------------------------------
Beneficial Interests in 1,000 shares of
Common Stock of 3333 Holding                         --              $     --              $      --            $     --
Corporation(2)
------------------------------------------------------------------------------------------------------------------------------
Beneficial Interests in 900 Warrants to
Purchase Class B Units of Limited                    --              $     --              $      --            $   --
Partnership Interest in Centex
Development Company, L.P. (2)
==============================================================================================================================

--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), and computed on the basis of the average of the high and low sales prices of the Common Stock included in the New York Stock Exchange Composite Transactions Report for May 28, 1998 as published by The Wall Street Journal, which was $35.21875 per share.

(2) On November 30, 1987, Centex distributed as a dividend to its stockholders (through a nominee, the "Nominee") all the issued and outstanding shares of common stock, $0.01 par value ("Holding Common Stock"), of 3333 Holding Corporation ("Holding"), and 900 warrants (the "Stockholder Warrants") to purchase Class B Units of limited partnership interest in Centex Development Company, L.P., a Delaware limited partnership ("CDC").

      The Nominee holds the Stockholder Warrants and 1,000 shares of Holding Common Stock on behalf of and for the benefit of persons who are from time to time the holders of the common stock, $.25 par value ("Centex Common Stock"), of Centex ("Centex Stockholders"). Each Centex Stockholder owns a beneficial interest in that portion of the 1,000 shares of Holding Common Stock and the Stockholder Warrants that the total number of shares of Centex Common Stock held by such stockholder bears to the total number of shares of Centex Common Stock outstanding from time to time. This beneficial interest of the Holding stockholders is not represented by a separate certificate or receipt. Instead, each Centex Stockholder's pro rata portion of such beneficial interest is represented by the certificate or certificates evidencing such Centex Stockholder's Centex Common Stock, and is currently tradeable only in tandem with, and as a part of, each such Centex Stockholder's Common Stock.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed with the Commission by Centex, Holding and CDC, as appropriate, and are incorporated herein by reference and made a part hereof:

     (a) Joint Annual Report on Form 10-K of Centex, Holding and CDC for the fiscal year ended March 31, 1997;

     (b) Joint Quarterly Report on Form 10-Q of Centex, Holding and CDC for the quarter ended June 30, 1997;

     (c) Joint Quarterly Report on Form 10-Q of Centex, Holding and CDC for the quarter ended September 30, 1997;

     (d) Joint Quarterly Report on Form 10-Q of Centex, Holding and CDC for the quarter ended December 31, 1997;

     (e) Description of the Centex Common Stock, $0.25 par value per share, contained in the Registration Statement on Form 8-A dated October 28, 1971 and Form 8 dated November 11, 1971;

     (f) Description of the Holding Common Stock, $0.01 par value per share, contained in the Registration Statement of Form 10 dated July 12, 1987, as amended by Form 8 dated October 14, 1987, Form 8 dated November 12, 1987 and Form 8 dated November 23, 1987;

     (g) Description of the Warrants to purchase Class B Units of limited partnership of CDC contained in Registration Statement on Form 10 dated July 12, 1987, as amended by Form 8 dated October 14, 1987, Form 8 dated November 12, 1987 and Form 8 dated November 30, 1987; and

     (h) Description of the Preferred Stock Purchase Rights contained in the Form 8-A Registration Statement of Centex dated October 8, 1996.

     All documents filed by Centex, Holding and CDC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the effective date hereof and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 5.                INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Raymond G. Smerge has rendered a legal opinion, filed with the Exhibits for Centex as Exhibit 5, with respect to the legality of the securities registered hereby. Mr. Smerge is the Executive Vice President, Chief Legal Officer, and Secretary of Centex Corporation and the Secretary of 3333 Holding Corporation. As of May 28, 1998, Mr. Smerge owned 3,000 shares of Common Stock of Centex Corporation (of which 2,400 shares are held in trust for the benefit of Mr. Smerge's children). Mr. Smerge also held options to purchase up to 153,100 shares of Common Stock (of which 52,840 shares are currently exercisable) and beneficially owned approximately 1,778 shares of Common Stock pursuant to the Centex Common Stock Fund under the Centex Corporation Profit Sharing and Retirement Plan, a defined contribution plan.

ITEM 6.                INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Centex, Holding and 3333 Development Corporation ("Development"), the General Partner of CDC, are Nevada corporations. Pursuant to the provisions of
Section 5 of the Nevada General Corporation Law (the "NGCL"), every Nevada corporation has the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving in such capacity (at the request of the corporation) for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Under Nevada law, Centex, Holding and Development also have authority to indemnify any such person who is a party or is threatened to be made a party to any threatened, pending or completed actions or suits brought by or in the right of the corporation, but only to the extent of expenses including amounts paid in settlement and attorneys' fees. No indemnification shall be made, however, for any claim, issue or matter as to which a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to such expenses as the court deems proper.

     To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, the NGCL provides that such person must be indemnified by the corporation against expenses including attorneys' fees actually and reasonably incurred by him in connection with the defense.

     Section 78.751 of the NGCL requires the corporation to obtain a determination that any discretionary indemnification is proper under the circumstances. Such a determination may be made by a corporation's stockholders or disinterested directors, or under certain circumstances, pursuant to an independent legal opinion. The Articles of Incorporation of Centex, Holding and Development provide for indemnification of its directors and officers to the extent provided by Nevada law.

     In addition, Section 78.037 of the NGCL permits Nevada corporations to include in their articles of incorporation a provision eliminating the personal liability of their directors and officers for damages resulting from certain fiduciary duty breaches. An amendment to the Articles of Incorporation of Centex was adopted by its stockholders at the annual meeting thereof held on July 15, 1987 in order to effect the permitted limitation on liability. The Articles of Incorporation of Holding and Development contain a similar provision limiting the liability of their directors and officers for such damages, as do the Bylaws of Centex, Holding and Development.

     The Bylaws of Centex, Holding and Development each provide that the corporation shall indemnify its directors, officers, employees and agents to the fullest extent provided by the NGCL and such corporation's Articles of Incorporation. In addition, the Bylaws of each corporation provide for indemnification to the same extent of any director, officer or employee of the corporation who serves in any fiduciary capacity with respect to any profit sharing, pension or other type of welfare plan or trust for the benefit of employees of the corporation or its subsidiaries.

     Centex has entered into indemnification contracts with its directors and may enter into similar contracts from time to time with certain officers and employees of Centex and its subsidiaries who are not directors of Centex. The general effect of the indemnification contracts is to provide that the indemnitees shall be indemnified to the fullest possible extent permitted by the law against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in any action or proceeding, including any action by or in the right of Centex, by reason of their service in the foregoing capacities. The provisions of the indemnification contracts were approved by the stockholders of Centex at the annual meeting of stockholders held on July 16, 1986.

     The Second Amended and Restated Agreement of Limited Partnership of CDC (the "Limited Partnership Agreement") provides that to the fullest extent permitted by law, CDC will indemnify the General Partner and its directors, officers, employees and agents and persons serving on behalf of CDC in similar capacities with other entities against liabilities, costs and expenses (including legal fees and expenses) incurred by the General Partner or such persons in connection with litigation or threatened litigation, if the General Partner or such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of CDC, and such General Partner's or such other person's conduct did not constitute gross negligence or willful or wanton misconduct and, with respect to any criminal proceeding did not have any reason to believe his conduct was unlawful. Any indemnification under these provisions will be limited to the assets of CDC.

     Pursuant to authority granted by the NGCL and its respective Articles of Incorporation and Bylaws, each of Centex, Holding and Development, and with respect to CDC, pursuant to the Limited Partnership Agreement, has purchased directors and officers liability insurance.

     The foregoing summaries are necessarily subject to the complete text of the statute, Articles of Incorporation, Bylaws and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 8.                EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of the relevant company with the Commission, each of the following exhibits is filed herewith:

EXHIBITS OF CENTEX CORPORATION

4.1        Restated Articles of Incorporation of Centex (Filed herewith).

4.2 By-laws of Centex (Incorporated herein by reference to Exhibit 3.2 to Annual Report on Form 10-K of Centex Corporation ("Centex") (File No. 1-6776) for fiscal year ended March 31, 1993 ("Centex 1993 Form 10-K")).

4.3 Specimen Centex common stock certificate (with tandem trading legend and Rights Agreement legend) (Incorporated herein by reference to
           Exhibit 4.3 to Form S-8 Registration Statement of Centex, Holding and CDC dated June 2, 1997).

4.4 Nominee Agreement, dated November 30, 1987, by and between Centex, Holding and CDC, and Chemical Bank, as successor nomine (Incorporated herein by reference to Exhibit 4.2 to Centex 1993 Form 10-K).

4.5 Agreement for Purchase of Warrants, dated as of November 30, 1987, by and between Holding and Centex (Incorporated herein by reference to Exhibit 4.3 to Centex 1993 Form 10-K).

4.6 Rights Agreement, dated as of October 2, 1996, between Centex and ChaseMellon Shareholder Services, L.L.C., as rights agent (Incorporated herein by reference Exhibit 1 to Form 8-A Registration Statement of Centex dated October 8, 1996).

4.7        Centex Corporation 1998 Stock Option Plan (Filed herewith).

5 Opinion of Raymond G. Smerge regarding legality of shares being issued (Filed herewith).

23.1       Consent of Independent Public Accountants (Filed herewith).

23.2 Consent of Raymond G. Smerge (Included in his opinion filed as Exhibit 5 hereto).

24         Powers of Attorney (Filed herewith).

EXHIBITS OF 3333 HOLDING CORPORATION

4.1 Articles of Incorporation of Holding (Incorporated herein by reference to Exhibit 3.2a to Amendment No. 1 dated October 14, 1987 ("Amendment No. 1") to the Registration Statement of Holding on Form 10 (File No. 1-9624) dated July 12, 1987 (the "Holding Registration Statement")).

4.2 By-laws of Holding, as amended (Incorporated herein by reference to Exhibit 3.2 to Annual Report on Form 10-K of Holding (File No. 1-9624) for fiscal year ended March 31, 1993 (the "Holding Form 10-K")).

4.3 Specimen Holding common stock certificate (Incorporated herein by reference to Exhibit 4.1 to Amendment No. 1).

4.4 Specimen Centex common stock certificate (with tandem trading legend and Rights Agreement legend) (Incorporated herein by reference to
           Exhibit 4.3 to Form S-8 Registration Statement of Centex, Holding and CDC dated June 2, 1997).

4.5 Nominee Agreement, dated as of November 30, 1987 by and between Centex, Holding and CDC, and Chemical Bank, as successor nominee (Incorporated herein by reference to Exhibit 4.3 to Holding Form 10-K).

4.6 Agreement for Purchase of Warrants, dated as of November 30, 1987, by and between Holding and Centex (Incorporated herein by reference to Exhibit 4.4 to Holding Form 10-K).

5 Opinion of Raymond G. Smerge regarding legality of shares being issued (Exhibit 5 of Centex Exhibits filed herewith).

23.1 Consent of Independent Public Accountants (Exhibit 23.1 of Centex Exhibits filed herewith).

23.2 Consent of Raymond G. Smerge (Exhibit 5 of Centex Exhibits filed herewith).

24         Powers of Attorney (Filed herewith).

EXHIBITS OF CENTEX DEVELOPMENT COMPANY, L.P.

4.1 Articles of Incorporation, as amended, of 3333 Development Corporation ("Development") as currently in effect (Incorporated herein by reference to Exhibit 3.2a to Amendment No. 1 dated October 14, 1987 ("CDC Amendment No. 1") to the Registration Statement of CDC on Form 10 (File No. 1-9625) dated July 12, 1987 (the "CDC Registration Statement")).

4.2 By-laws of Development, as amended. (Incorporated herein by reference to Exhibit 3.2 to Annual Report on Form 10-K of CDC (File No. 1-9625) for fiscal year ended March 31, 1993 (the "CDC Form 10-K")).

4.3 Certificates of Limited Partnership of CDC (Incorporated herein by reference to Exhibit 4.1 to the CDC Registration Statement).

4.4 Second Amended and Restated Agreement of Limited Partnership of CDC (Filed herewith).

4.5 Specimen certificate for Class A limited partnership units (Incorporated herein by reference to Exhibit 4.3 to the CDC Registration Statement).

4.6 Specimen certificate for Class B limited partnership units (Incorporated herein by reference to Exhibit 4.4 to the CDC Registration Statement).

4.7 Specimen certificate for Class C limited partnership units (Filed herewith).

4.8 Warrant Agreement, dated as of November 30, 1987, by and between CDC and Centex Corporation (Incorporated herein by reference to Exhibit
           4.5 to CDC Form 10-K).

4.9 Specimen warrant certificate (Incorporated herein by reference to Exhibit 4.6 to CDC Amendment No. 3).

4.10 Specimen Centex common stock certificate (with tandem trading legend and Rights Agreement legend). (Incorporated herein by reference to
           Exhibit 4.3 to Form S-8 Registration Statement of Centex, Holding and CDC dated June 2, 1997).

4.11 Nominee Agreement, dated as of November 30, 1987, by and between Centex, Holding and CDC, and Chemical Bank, as successor nominee (Incorporated herein by reference to Exhibit 4.8 to CDC Form 10-K).

4.12 Agreement for Purchase of Warrants, dated as of November 30, 1987, by and between CDC and Centex (Incorporated herein by reference to Exhibit 4.9 to CDC Form 10-K).

4.13 Form of Operating Partnership Agreement (Incorporated herein by reference to Exhibit 4.9 to the CDC Registration Statement).

5 Opinion of Raymond G. Smerge (Exhibit 5 of Centex Exhibits filed herewith).

23.1 Consent of Independent Public Accountants (Exhibit 23.1 of Centex Exhibits filed herewith).

23.2 Consent of Raymond G. Smerge (Exhibit 5 of Centex Exhibits filed herewith).

24         Powers of Attorney (Filed herewith).

ITEM 9.        UNDERTAKINGS.

           The undersigned Registrants hereby undertake:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 29, 1998.

                                       CENTEX CORPORATION


                                       By:     /s/ DAVID W. QUINN
                                          ------------------------------------
                                                   David W. Quinn
                                          Vice Chairman of the Board and
                                              Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                                  Title
               ---------                                  -----
       /s/ LAURENCE E. HIRSCH                Chairman of the Board, Chief                 May 29, 1998
----------------------------------------     Executive Officer and Director
           Laurence E. Hirsch                (Principal Executive Officer)

        /s/ DAVID W. QUINN                   Vice Chairman of the Board, Chief            May 29, 1998
----------------------------------------     Financial Officer and Director
            David W. Quinn                   (Principal Financial Officer)

        /s/ BARRY WILSON                     Controller (Principal Accounting             May 29, 1998
----------------------------------------     Officer)
            Barry Wilson

                                             Majority of the Board of Directors:          May 29, 1998
By:    /s/ LAURENCE E. HIRSCH                Alan B. Coleman, Dan W. Cook III,
   -------------------------------------     Clint W. Murchison, III, Charles H.
           Laurence E. Hirsch                Pistor, Paul R. Seegers and Paul T.
   Individually and as Attorney in Fact*     Stoffel

--------------

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 29, 1998.

                                      3333 HOLDING CORPORATION


                                      By:      /s/ RICHARD C. DECKER
                                         -------------------------------------
                                                   Richard C. Decker
                                         President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            Signature                                          Title
     /s/ RICHARD C. DECKER                        President and Chief Executive Officer        May 29, 1998
------------------------------------------        (Principal Executive Officer)
         Richard C. Decker

    /s/ J. STEPHEN BILHEIMER                      Vice Chairman and Director                   May 29, 1998
------------------------------------------
        J. Stephen Bilheimer

      /s/ KIMBERLY A. PINSON                      Vice President, Treasurer, Controller        May 29, 1998
------------------------------------------        and Assistant Secretary
          Kimberly A. Pinson                      (Principal Financial Officer and
                                                  Principal Accounting Officer)

                                                  Majority of the Board of Directors:          May 29, 1998
By:  /s/ J. STEPHEN BILHEIMER                     J. Stephen Bilheimer, Josiah O. Low,
   ---------------------------------------        III and David M. Sherer
         J. Stephen Bilheimer
   Individually and as Attorney in Fact*

--------------

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 29, 1998.

                                    CENTEX DEVELOPMENT COMPANY, L.P.


                                    By:      /s/ RICHARD C. DECKER
                                       ---------------------------------------
                                                 Richard C. Decker
                                       President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                                         Title
       /s/ RICHARD C. DECKER                      President and Chief Executive Officer        May 29, 1998
-------------------------------------------       (Principal Executive Officer)
           Richard C. Decker

      /s/ J. STEPHEN BILHEIMER                    Vice Chairman and Director                   May 29, 1998
-------------------------------------------
          J. Stephen Bilheimer

      /s/ KIMBERLY A. PINSON                      Vice President, Treasurer, Controller        May 29, 1998
-------------------------------------------       and Assistant Secretary
          Kimberly A. Pinson                      (Principal Financial Officer and
                                                   Principal Accounting Officer)

                                                  Majority of the Board of Directors:          May 29, 1998
By:   /s/ J. STEPHEN BILHEIMER                    J. Stephen Bilheimer, Josiah O. Low,
   ----------------------------------------       III and David M. Sherer
          J. Stephen Bilheimer
   Individually and as Attorney in Fact*

--------------

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith

                                INDEX TO EXHIBITS
                               CENTEX CORPORATION
                                AND SUBSIDIARIES

EXHIBIT                                                                             FILED HEREWITH OR
NUMBER                   EXHIBIT                                                 INCORPORATED BY REFERENCE
------                   -------                                                 -------------------------
4.1          Restated Articles of Incorporation of                         Filed herewith.
             Centex.

4.2          By-laws of Centex.                                            Exhibit 3.2 to Annual Report on Form 10-K  of
                                                                           Centex Corporation ("Centex") (File No. 1-6776) for
                                                                           fiscal year ended March 31, 1993 ("Centex 1993
                                                                           Form 10-K").

4.3          Specimen Centex common stock                                  Exhibit 4.3 to Form S-8 Registration Statement of
             certificate (with tandem trading legend                       Centex, Holding and CDC dated June 2, 1997.
             and Rights Agreement legend).

4.4          Nominee Agreement, dated November 30,                         Exhibit 4.2 to Centex 1993 Form 10-K.
             1987, by and between Centex, 3333
             Holding Corporation and CDC, and
             Chemical Bank, as successor nominee.

4.5          Agreement for Purchase of Warrants,                           Exhibit 4.3 to Centex 1993 Form 10-K.
             dated as of November 30, 1987, by and
             between Holding and Centex.

4.6          Rights Agreement, dated as of October 2,                      Exhibit 1 to Form 8-A Registration Statement of
             1996, between Centex and ChaseMellon                          Centex dated October 8, 1997.
             Shareholder Services, as Rights Agent.

4.7          Centex Corporation 1998 Stock Option                          Filed herewith.
             Plan.

5            Opinion of Raymond G. Smerge regarding                        Filed herewith.
             legality of shares being issued.

23.1         Consent of Independent Public                                 Filed herewith.
             Accountants.

23.2         Consent of Raymond G. Smerge (included                        Filed herewith.
             in his opinion filed as Exhibit 5 hereto).

24           Powers of Attorney.                                           Filed herewith.

                                INDEX TO EXHIBITS
                            3333 HOLDING CORPORATION
                                 AND SUBSIDIARY

EXHIBIT                                                                                 FILED HEREWITH OR
NUMBER                     EXHIBIT                                                  INCORPORATED BY REFERENCE
------                     -------                                                  -------------------------
4.1          Articles of Incorporation of 3333 Holding                     Exhibit 3.2a to Amendment No. 1 dated October 14,
             Corporation.                                                  1987 ("Amendment No. 1") to the Registration
                                                                           Statement of Holding on Form 10 (File No. 1-9624)
                                                                           dated July 12, 1987 (the "Holding Registration
                                                                           Statement").

4.2          By-laws of Holding, as amended.                               Exhibit 3.2 to Annual Report on Form 10-K of
                                                                           Holding (File No. 1-9624) for fiscal year ended
                                                                           March 31, 1993 (the "Holding Form 10-K").

4.3          Specimen Holding common stock                                 Exhibit 4.1 to Amendment No. 1.
             certificate.

4.4          Specimen Centex Corporation ("Centex")                        Exhibit 4.3 to Form S-8 Registration Statement of
             common stock certificate (with tandem                         Centex, Holding and CDC dated June 2, 1997
             trading legend and Rights Agreement
             legend).

4.5          Nominee Agreement, dated as of                                Exhibit 4.3 to Holding Form 10-K.
             November 30, 1987 by and between
             Centex, Holding and Centex
             Development Company, L.P. ("CDC"), and
             Chemical Bank, as successor nominee.

4.6          Agreement for Purchase of Warrants,                           Exhibit 4.4 to Holding Form 10-K.
             dated as of November 30, 1987, by and
             between Holding and Centex.

5            Opinion of Raymond G. Smerge regarding                        Exhibit 5 of Centex Exhibits filed herewith.
             legality of shares being issued.

23.1         Consent of Independent Public                                 Exhibit 23.1 of Centex Exhibits filed herewith.
             Accountants.

23.2         Consent of Raymond G. Smerge.                                 Exhibit 5 of Centex Exhibits filed herewith.

24           Powers of Attorney.                                           Filed herewith.

                                INDEX TO EXHIBITS

                        CENTEX DEVELOPMENT COMPANY, L.P.

EXHIBIT                                                                        FILED HEREWITH OR
NUMBER                       EXHIBIT                                      INCORPORATED BY REFERENCE
------                       -------                                      -------------------------
4.1          Articles of Incorporation, as amended, of           Exhibit 3.2a to Amendment No. 1 dated October
             3333 Development Corporation                        14, 1987 ("CDC Amendment No. 1") to the
             ("Development") as currently in effect.             Registration Statement of CDC on Form 10 (File
                                                                 No. 1-9625) dated July 12, 1987 (the "CDC
                                                                 Registration Statement").

4.2          By-laws of Development, as amended.                 Exhibit 3.2 to Annual Report on Form 10-K of
                                                                 CDC (File No. 1-9625) for fiscal year ended
                                                                 March 31, 1993 (the "CDC Form 10-K").

4.3          Certificates of Limited Partnership of CDC.         Exhibit 4.1 to the CDC Registration Statement.

4.4          Second Amended and Restated Agreement of            Filed herewith.
             Limited Partnership of CDC.

4.5          Specimen certificate for Class A limited            Exhibit 4.3 to the CDC Registration Statement.
             partnership units.

4.6          Specimen certificate for Class B limited            Exhibit 4.4 to the CDC Registration Statement.
             partnership units.

4.7          Specimen certificate for Class C limited            Filed herewith.
             partnership units.

4.8          Warrant Agreement, dated as of                      Exhibit 4.5 to CDC Form 10-K.
             November 30, 1987, by and between CDC
             and Centex Corporation ("Centex").

4.9          Specimen warrant certificate.                       Exhibit 4.6 to CDC Amendment No. 3.

4.10         Specimen Centex common stock certificate            Exhibit 4.3 to Form S-8 Registration Statement of
             (with tandem trading legend and Rights              Centex, Holding and CDC dated June 2, 1997.
             Agreement legend).

4.11         Nominee Agreement, dated as of November             Exhibit 4.8 to CDC Form 10-K.
             30, 1987, by and between Centex, 3333
             Holding Corporation and CDC,
             and Chemical Bank, as successor nominee.

4.12         Agreement for Purchase of Warrants, dated           Exhibit 4.9 to CDC Form 10-K.
             as of November 30, 1987, by and between
             CDC and Centex.

4.13         Form of Operating Partnership Agreement.            Exhibit 4.9 to the CDC Registration Statement.

5            Opinion of Raymond G. Smerge.                       Exhibit 5 of Centex Exhibits filed herewith.

23.1         Consent of Independent Public Accountants.          Exhibit 23.1 of Centex Exhibits filed herewith.

23.2         Consent of Raymond G. Smerge.                       Exhibit 5 of Centex Exhibits filed herewith.

24           Powers of Attorney.                                 Filed herewith.